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Triumph Financial Nominates Melissa McSherry for Election to its Board of Directors

DALLAS, March 10, 2025 – Triumph Financial, Inc. (Nasdaq: TFIN) today announced the nomination of Melissa McSherry to stand for election to its Board of Directors at its upcoming Annual Meeting of Shareholders. McSherry brings 30 years of experience in financial services, artificial intelligence, big data and software development, with a proven track record of driving revenue growth and executing strategic transformations. Subject to her election by the Company’s shareholders, Ms. McSherry will join the Board of Directors effective immediately following Triumph’s Annual Meeting of Shareholders on April 22, 2025.

McSherry currently serves as an advisor to companies, venture capitalists and private equity firms, focusing on strategic questions and investments in consumer lending and fraud prevention. Her career spans leadership roles at Anywhere Real Estate, Visa and Capital One, where she played a pivotal role in business growth, technology innovation and regulatory oversight.

“Melissa’s extensive experience in financial services and technology will be an invaluable asset to Triumph as we continue to evolve and expand our impact on the freight industry,” said Carlos M. Sepulveda, Jr., chairman of the board, Triumph Financial. “Her strategic vision and expertise in technology innovation will help shape our approach to delivering best-in-class solutions for our customers.”

During her tenure as chief operating officer at Anywhere Real Estate, McSherry led multiple enterprise functions, overseeing product development, technology innovations and cost optimization strategies that enhanced customer experience and efficiency. At Visa, she spearheaded the transformation of fraud prevention using advanced AI, driving over 20% annual revenue growth. Earlier in her career at Capital One, she was instrumental in the acquisition and integration of HSBC’s U.S. credit card business and led pioneering efforts in machine learning for credit scoring.

“Melissa’s ability to drive innovation while executing large-scale business transformations makes her an ideal addition to our Board,” said Aaron P. Graft, founder, vice chairman and chief executive officer of Triumph Financial. “Her deep understanding of financial services, technology and risk management will help guide Triumph as we broaden our product offerings and deliver value through an Intelligence solution that enables actionable insights from the data in our network.”

McSherry expressed her enthusiasm for joining Triumph Financial, highlighting its forward-thinking approach to financial services. “I am excited about the opportunity to join Triumph’s Board at such a pivotal time for the company,” said Melissa McSherry. “Triumph’s commitment to innovation, particularly in payments and financial technology, aligns with my passion for leveraging data-driven strategies to create meaningful impact. I look forward to working with the Board and leadership team to drive growth and deliver value for Triumph’s customers and stakeholders.”

McSherry holds an MBA from Stanford’s Graduate School of Business, where she was an Arjay Miller Scholar, and a bachelor’s degree from Harvard University, graduating magna cum laude.

With this appointment, Triumph Financial continues to strengthen its leadership team with industry experts committed to driving innovation and long-term growth.

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About Triumph Financial

Triumph Financial, Inc. (Nasdaq: TFIN) is a financial holding company focused on payments, factoring, intelligence and banking. Headquartered in Dallas, Texas, its diversified portfolio of brands includes TriumphPay, Triumph, TBK Bank and LoadPay.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2025. Forward-looking statements speak only as of the date made and Triumph Financial undertakes no duty to update the information.

Source: Triumph Financial, Inc.

Triumph Investor Relations Contact

Luke Wyse

Senior Vice President, Head of Investor Relations

lwyse@tfin.com | 214-365-6936

Triumph Media Contact

Amanda Tavackoli

Senior Vice President, Director of Corporate Communication

atavackoli@tfin.com | 214-365-6930